UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2021

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38627	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(717) 827-4042

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIVE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Directors

Effective as of the July 8, 2021 Annual Meeting of Shareholders, Marlene K. Sample retired as a director of Riverview Financial Corporation (the “Company”) and Riverview Bank (the “Bank”) in accordance with the terms of Riverview’s Bylaws, which does not permit the nomination of any individual as a director who attains the age of 70 years on or before the date of the Annual Meeting.

The Board of Directors voted unanimously to eliminate the board seat previously occupied by Mrs. Sample, and as a result, the full size of the Board will be reduced to ten (10) members, effective as of the July 8, 2021 Annual Meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on July 8, 2021 as an audio webcast, at which the Company’s shareholders were asked to vote on the following issues: (1) the election of three (3) Class 2 directors to serve a three-year term ending in 2024; (2) to approve an advisory, non-binding resolution regarding executive compensation (“Say on Pay Vote”); (3) to approve an advisory, non-binding proposal on the frequency of future advisory votes regarding executive compensation (“Frequency Say on Pay Vote”); and (4) the ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021.

The Board of Directors approved April 16, 2021 as the Annual Meeting record date for the determination of those shareholders that were entitled to receive notice and vote at the Annual Meeting. As of the record date, there were 9,350,961 issued and outstanding shares of no par value common stock. A total of 6,254,396 shares of common stock were voted at the Annual Meeting either in person or by proxy.

The following is a summary of the voting results for the matters presented to the shareholders:

Proposal 1 – Election of Directors.

Nominee	For	Withheld	Broker Non-Votes
Paula M. Cherry	4,365,786	436,347	1,452,263
Joseph D. Kerwin	4,305,188	496,945	1,452,263
Timothy E. Resh	4,455,467	346,666	1,452,263

Proposal 2 – Advisory vote regarding executive compensation (“Say on Pay”).

For	Against	Abstain	Broker Non-Votes
4,507,016	205,605	89,512	1,452,263

Proposal 3 – Advisory vote on the frequency of future advisory votes regarding executive compensation (“Frequency Say on Pay Vote”).

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
1,525,970	54,828	3,175,050	46,285	1,452,263

Holders of approximately 34% of the outstanding shares voted in favor of offering future Say on Pay votes to the Company’s shareholders every three years, which was also the Board of Directors’ recommendation. In light of the shareholder votes, and upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors determined that future Say on Pay votes will be presented to the shareholders every three (3) years. Thus, the next shareholder Say on Pay vote will be presented at the Company’s 2024 annual meeting.

Proposal 4 – Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstain
6,213,496	12,357	28,543

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto, duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: July 12, 2021	/s/ Brett D. Fulk
Brett D. Fulk
President and Chief Executive Officer